Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Structured Asset Securities
Corporation, Mortgage Pass-Through Certificates, Series 2004-13) as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
1-A1
Wells Bank
5,111,000
100%
733 Marquette Avenue
Minneapolis, MN 55479

1-A2
Citibank
35,000,000
88%
3800 Citibank Center B3-15
Tampa, FL 33610

Pershing
4,949,000
12%
1 Pershing Plaza
Jersey City, NY 07399

1-A3
JA Glynn
575,000
31%
51 Mercedes Way
Edgewood, NY 11717

RBC Dain
225,000
12%
510 Marquette Avenue South
Minneapolis, MN 55402

ML SFKPG
435,000
23%
4 Corporate Place
Piscataway, NJ 08854

UBS FINAN
279,000
15%
1200 Harbor Blvd.
Weehawken, NJ 07086

NFS LLC
315,000
17%
200 Liberty Street
New York City, NY 10281

2-A1
FA MA INVT
415,572,000
100%
3900 Wisconsin Avenue NW
Washington, DC 20016

B1
Citibank
10,861,000
100%
3800 Citibank Center B3-15
Tampa, FL 33610

B2
JP Morgan Chase Bank NA
3,620,000
100%
14201 Dallas Parkway, Twelfth Floor
Dallas, TX 75254

B3
JP Morgan Chase Bank NA
1,930,000
100%
14201 Dallas Parkway, Twelfth Floor
Dallas, TX 75254

R
TFINN & Co
100
100%
C/O Chase Manhattan Bank
PO Box 50000, Dept 6583
Newark, NJ 07101